Exhibit 10.21

LEASE

BETWEEN

CROSS POINT LIMITED PARTNERSHIP,
as Landlord

AND

FIRST ESSEX BANK, F.S.B.,
as Tenant

Dated as of February 24, 1995

LEASE INDEX

ii

LEASE

THIS LEASE (this “Lease”) is made as of the 24th day of February, 1995 between CROSS POINT LIMITED PARTNERSHIP, a Massachusetts limited partnership, having an address at 900 Chelmsford Street, Lowell, Massachusetts 01851 (“Landlord”) and FIRST ESSEX BANK, F.S.B. a federal savings association, having an address at P.O. Box 1000 Lawrence, Massachusetts 01842 (“Tenant”), for space in the Building (as defined below).  The following schedule (the “Schedule”) sets forth certain basic terms of this Lease:

SCHEDULE

1.             Fee Land:  The parcel of land known and numbered as 900 Chelmsford Street, Lowell, Massachusetts, located partly in Lowell and partly in Chelmsford, County of Middlesex, Commonwealth of Massachusetts, and more particularly described in Exhibit “B” attached hereto and incorporated herein.

2.             Easement Land:  The parcel of land located party in Lowell and partly in Chelmsford, Country of Middlesex, Commonwealth of Massachusetts, and more particularly described in Exhibit “B-1” attached hereto and incorporated herein.

3.             Land: Collectively, the Fee Land and the Easement Land.

4.             Building: The building containing approximately 1,203,129 rentable square feet of floor area located at the Fee Land and all other improvements now located at the Fee Land.

5.             Property:  Collectively, the Building, the Land and any other building or improvements hereafter located at the Fee Land.

6.             Premises:  The entire second floor of Tower 2 of the Building consisting of approximately 31,478 rentable square feet of floor area (or approximately 26,790 square feet of usable floor area) as shown on the floor plan attached hereto as Exhibit “A” and incorporated herein.

7.             Delivery Date:  The first day as of which the Premises have been delivered to Tenant free of any other tenants or occupants in their present “as is” condition as of the date hereof, except broom clean and free of debris, rubbish or the personal property of the prior tenant of the Premises (except for such personal property of the prior tenant that Tenant has requested be left in the Premises for use by Tenant).  If the Delivery Date does not occur on or prior to February 27, 1995, then the Delivery Date shall be seven (7) days after Landlord notifies Tenant that the Premises are free of any other tenants or occupants in their present “as is” condition as of the date hereof, except broom clean and free of debris, rubbish or the personal property of the prior tenant of the Premises (except for such personal property of the prior tenant that Tenant has requested be left in the Premises for use by Tenant).

8.                    Commencement Pate:  The earlier of (i) the date on which Tenant commences its use of the Premises or (ii) the seventy-fifth day after the Delivery Date, subject to the provisions of Article 5 of this Lease.

1.	Expiration Date: The day prior to the fifth anniversary of the Commencement Date.

2.	Annual Base Rent: 5188,868.00.

3.	Monthly Base Rent; $15,733.75.

4.	Tenants Proportionate Share: 2.62%.

5.	Base Expense Year: Calendar Year 1995 (i.e., January 1, 1995 - December 31, 1995).

6.	Base Tax Year; Fiscal Year 1995 i.e,, July 1, 1994 - June 30, 1995).

7.	Broker: Whittier Partners.

8.	Address of Landlord:	Cross Point Limited Partnership 900 Chelmsford Street Lowell, Massachusetts 01851

9.	Address of Tenant:	First Essex Bank, F.S.B. 71 Main Street Andover, Massachusetts 01810 Attention: President

	with a copy to:	Rubin and Rudman 50 Rowes Wharf Boston, Massachusetts 02110 Attention: Raymond M. Kwasnick Esquire

1.             DEMISE AND TERM.  Landlord leases to Tenant and Tenant leases from Landlord the premises (the “Premises”) described in Item 6 of the Schedule, subject to the covenants and conditions set forth in this Lease, for a term (the “Term”) commencing on the date (the “Commencement Date”) described in Item 8 of the Schedule and expiring on the date (the “Expiration Date”) described in Item 9 of the Schedule, unless terminated earlier as otherwise provided in this Lease.  Upon the determination of the Commencement Date, Landlord and Tenant shall memorialize the

Commencement Date and the Expiration Date in a written instrument.

If the Delivery Date (as defined in Item 7 of the Schedule) does not occur on or prior to February 27, 1995, then Landlord shall provide to Tenant other space in the Building which space shall be substantially equivalent to the Premises in their present “as is” condition as of the date hereof (the “Temporary Premises”).  Tenant shall have the right to occupy the Temporary Premises for the period from February 28, 1995 through the Delivery Date.  Such occupancy shall be subject to all of the terms and conditions of this Lease except that Tenant shall be under no obligation to pay Rent in connection with its occupancy of the Temporary Premises for such period (except for the cost of Tenant’s electricity usage during such period which cost Tenant shall be responsible for in accordance with Section 6.A of this Lease and except for the cost of any cleaning services provided by Landlord which cost Tenant shall be responsible for).

If the Delivery Date does not occur on or prior to April 1, 1995, then Tenant may terminate this Lease by written notice thereof to Landlord at any time after April 1, 1995 but prior to the Delivery Date.  If Tenant terminates this Lease pursuant to the immediately preceding sentence, then this Lease shall terminate without recourse to the parties hereto.  Notwithstanding the foregoing, Tenant shall have the right to continue to occupy the Temporary Premises for not greater than ninety (90) days after the effective date of any such termination.  Such occupancy shall be subject to all of the terms and conditions of this Lease except that Tenant shall be under no obligation to pay Rent in connection with its occupancy of the Temporary Premises for such period (except for the cost of Tenant’s electricity usage during such period which cost Tenant shall be responsible for in accordance with Section 6.A of this Lease and except for the cost of any cleaning services provided by Landlord which cost Tenant shall be responsible for).  If Tenant continues to occupy all or any part of the Temporary Premises beyond such ninety (90) day period, such occupancy shall be subject to all of the terms and conditions of this Lease including, without limitation, the provisions of Section 2 of this Lease with respect to the payment of rent and the provisions of Section 18 of this Lease with respect to holding over (except that the obligation to pay rent during the period of such holding over shall be at the rate that would have been in effect had the first day after the end of such ninety (90) day period been the Commencement Date hereof).

2.             RENT.

A.                                   Definitions.  For purposes of this Lease, the following terms shall have the following meanings:

(i)                                     “Base Expense Year” shall mean the year set forth in Item 13 of the Schedule.

(ii)                                  “Base Tax Year” shall mean the year set forth in Item 14 of the Schedule.

(iii)                               “Base Expenses” shall mean the amount of actual Expenses (as defined below) for the Base Expense Year, with an appropriate adjustment to such amount to reflect the Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) occupied by tenants for the entire Base Expense Year.

(iv)                              “Base Taxes” shall mean the amount of Taxes (as defined below) for the Base Tax Year.

(v)                                 “Controllable Expenses” shall mean the following and only the following Expenses:  costs of cleaning services provided to Building tenants; security expenses; administrative expenses; and salaries, wages, fringe benefits, worker’s compensation insurance premiums and payroll taxes and union dues of workers and other on-site employees of Landlord.

(vi)                              “Expenses” shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Property including by way of example rather than limitation:  security expenses; legal fees; salaries, wages, fringe benefits, worker’s compensation insurance premiums and payroll taxes and union dues of workers and other on-site employees of Landlord; all insurance premiums, fees and impositions; costs for repairs, maintenance, service contracts, management fees, governmental permits and overhead expenses; costs of furnishing water, sewer, gas, fuel, electricity and other utility services; janitorial service, care of interior and exterior landscaping, snow removal and trash removal; and the costs of any other items attributable to operating or maintaining any or all of the Property.  Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Expenses or made or installed pursuant to governmental requirement or insurance requirement enacted or promulgated after the date of this Lease, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) costs of non-capital improvements made or installed pursuant to governmental requirement enacted or promulgated prior to the date of this Lease; (d) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (e) advertising and promotional expenses, leasing commissions, attorneys’ fees and other expenses related to leasing or procuring tenants or negotiating with prospective tenants; (f) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (as defined below); (g) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (h) the costs of repairs required by reason of fire or other casualty; (i) legal expenses of negotiating leases; (j) attorneys’ fees, costs and disbursements and other expenses incurred in connection with enforcing leases except for enforcing lease provisions to the benefit of Building tenants in general; (k) Landlord’s cost of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the Base Rent and Adjustment Rent; (l) depreciation and amortization, except as otherwise provided in this clause (vi); (m) costs incurred due to violation by Landlord of the terms and conditions of any lease; (n) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (o) Landlord’s general overhead except as it directly relates to the operation and management of the Property; (p) all items and services for which Tenant is separately charged, reimburses Landlord or pays third persons; (q) costs for sculpture, paintings or other objects of art; (r) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (s) any fines or penalties incurred due to violations by Landlord of any governmental rule or authority; and (t) wages, salaries or other compensated paid to any executive employees above the grade of property manager.  Notwithstanding any of the foregoing to the contrary, the management fee component of Expenses for any calendar year during the Term (including the Base Expense Year) shall be equal to (i) three and one-half percent (3½%) of the total Rent payable by Tenant for such calendar year divided by (ii) the numerical equivalent of Tenant’s Proportionate Share.  Notwithstanding any of the foregoing to the contrary, in no event shall the calculation of Expenses for any calendar year include any amount of Controllable Expenses for such calendar year in excess of one hundred four percent (104%) of Included Controllable Expenses, as hereinafter defined, for such calendar year.  For the purposes hereof, “Included Controllable Expenses” for calendar year 1995 shall be the actual amount of Controllable Expenses for calendar year 1995, with an appropriate adjustment to such amount to reflect the Controllable Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) occupied by tenants for the entirety of calendar year 1995.  For each calendar year after calendar year 1995, “Included Controllable Expenses” shall be the lesser of the actual amount of Controllable Expenses for such calendar year, with an appropriate adjustment to such amount to reflect the Controllable Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five (95%) occupied by tenants for the entirety of such calendar year, or one hundred four percent (104%) of Included Controllable Expenses for the immediately preceding calendar year.  Expenses shall be determined on a cash or accrual basis, as Landlord may elect, provided that such method is applied consistently from year to year.  Expenses shall be calculated in accordance with generally accepted accounting principles.

(vii)                           “Rent” shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

(viii)                        “Taxes” shall mean all taxes, assessments, betterments and fees levied upon the Building, the Fee Land, the Easement Land (but only to the extent that such taxes, assessments and fees are paid or payable by Landlord to the taxing authority or are reimbursed or reimbursable by Landlord to a third party which has an interest in the Easement Land and which is obligated as between Landlord and such third party to pay taxes, assessments and fees levied up on the Easement Land) or the rents collected therefrom, by any governmental entity based, upon the ownership, leasing, renting or operation of the Building, the Fee Land or the Easement Land, including all reasonable costs and expenses of protesting any such taxes, assessments or fees.  Taxes shall not include any penalties or interest for late payment of taxes by Landlord.  Taxes shall also not include any net income, capital stock, succession, transfer, franchise, gift, estate ox inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.  For the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall at Landlord’s election either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year.  Landlord agrees to pay any Taxes due and payable during the Term over the maximum period permitted by law, provided that any interest that is due because such payments are made over such maximum period shall also be included as Taxes.  Landlord represents that as of the date hereof there are no betterments or special assessments included in Landlord’s calculation of Taxes.

(ix)                                “Tenant’s Proportionate Share” shall mean the percentage set forth in Item 12 of the Schedule which has been determined by dividing the rentable square feet of floor area in the Premises by the rentable square feet of floor area in the Building.

B.            Components of Rent.  Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i)                                     Base rent (“Base Rent”) to be paid in monthly installments in the amount set forth in Item 11 of the Schedule in advance on or before the first day of each month of the Term.

(ii)                                  Adjustment rent (“Adjustment Rent”) in an amount equal to Tenant’s Proportionate Share of (a) the increase in Expenses for any calendar year over the Base Expenses and (b) the increase in Taxes for any calendar year over the Base Taxes.  Prior to each calendar year, Landlord shall reasonably estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such reasonable estimate on the first day of each month during such year.  Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate.  Within one hundred twenty (120) days after the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year.  Such report shall be certified as accurate by Landlord’s chief financial officer.  Within thirty (30) days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year.  If Tenant’s estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired or terminated, but only to the extent that such excess exceeds any amounts due from Tenant to Landlord hereunder, in either case without interest to Tenant.

C.             Payment of Rent.  The following provisions shall govern the payment of Rent:  (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction (except as otherwise expressly provided in this Lease), and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any calendar year during the Term the Building is not at least ninety-five percent (95%) occupied by tenants, Landlord may elect to make an appropriate adjustment of Expenses for such calendar year to determine the Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) occupied by tenants for the entire calendar year and the amount so determined shall be deemed to have been the Expenses for such calendar year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of the prime rate then in effect for the First National Bank of Boston plus four percent (4%), but in no event higher than the maximum rate permitted by law (the “Default Rate”); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vi) Tenant shall have the right to inspect Landlord’s accounting records relative to Expenses and Taxes during normal business hours at any time within one hundred twenty (120) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such one hundred twenty (120) day period, such statement shall be considered as final and accepted by Tenant; (vii) upon request of Tenant, Landlord shall furnish Tenant a copy of the most current invoice for Taxes that has been received by Landlord from the taxing authority; (viii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (to the extent that Tenant is not in default hereunder) shall survive the termination of this Lease; (ix) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due within thirty (30) days of Tenant’s receipt of the statement showing such amount is due; (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate; and (xii) if, after Tenant shall have made any payment of Adjustment Rent to Landlord pursuant to Section 2.B., Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any tax period during the Term of this Lease as a result of abatement of such Taxes by legal proceedings, settlement or otherwise, Landlord shall credit to Tenant Tenant’s Proportionate Share of such refund (less the proportional pro rata reasonable expenses, including reasonable attorneys’ fees and appraisers’ fees incurred by Landlord in connection with obtaining such refund), as it relates to Taxes paid by Tenant to Landlord with respect to any such period for which a refund is obtained.  Landlord represents to Tenant that Landlord has not filed for an abatement of Taxes for fiscal year 1995.

3.             USE.  Tenant agrees that it shall occupy and use the Premises only as business offices and uses ancillary thereto, including, without limitation, use of the Premises by Tenant as its operations center for its banking operations, and for no other purposes.  Landlord represents to Tenant that, to the best of Landlord’s knowledge, as of the date hereof the uses described in the immediately preceding sentence are allowed under applicable zoning laws.  Tenant shall comply with all federal, state and local laws, ordinances and regulations and all covenants, conditions applicable to Tenant’s use or occupancy of the Premises; provided, however, Tenant shall not be obligated to make any repairs, alterations, replacements or additions required under applicable laws, ordinances, orders or regulations for office buildings generally (as opposed to being required because of Tenant’s particular use of the Building or Premises or by any alterations made by Tenant therein) but rather such repairs, alterations, replacements or additions shall be made by Landlord and the costs with respect thereto shall be included as Expenses to the extent permitted pursuant to Section 2 hereof.  Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord (except that Landlord hereby consents to the use and storage of such amounts and types of hazardous toxic substances as are typically used and stored in a business office) and then only in compliance with all applicable environmental laws.

4.             CONDITION OF PREMISES. Tenant hereby accepts the Premises in their “as is” condition as of the date hereof except that the Premises shall be broom clean and free of debris, rubbish and the personal property of the prior tenant of the Premises (except for such personal property of the prior tenant that Tenant has requested be left in the Premises for use by Tenant).  Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, except for latent defects and such matters, if any, as Tenant advises Landlord of in writing within ten (10) days after Tenant takes possession of the Premises.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant.

Landlord represents to Tenant that Landlord has not received, during its period of ownership of the Building and the Fee Land, any written notice (i) from any governmental agency that the Building or the Fee Land or any part thereof is in violation of any applicable laws, ordinances and regulations regarding hazardous materials or substances, (ii) from any governmental agency that the Building is in violation of the ADA (as defined below), or (iii) from any occupant of the Building with regard to adverse environmental air quality within the Building.

5.             WORK BY TENANT.  On or before March 3, 1995, Tenant shall provide to Landlord for its approval final drawings, prepared by an architect that has been approved by Landlord (which approval shall not be unreasonably withheld), of all improvements that Tenant proposes to install in the Premises; such drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for in this Section 5 in accordance with all applicable governmental laws, codes, rules and regulations.  Further, if any of Tenant’s proposed construction will affect the Building’s HVAC, electrical, mechanical, or plumbing systems, then the drawings pertaining thereto shall be prepared by an engineer acceptable to Landlord in its reasonable discretion.  Landlord shall approve or disapprove such drawings within ten (10) days of their receipt by Landlord.  If Landlord disapproves such drawings, Landlord shall specify the reasons for such disapproval in reasonable particularity, and Tenant shall make conforming revisions thereto and resubmit such drawings to Landlord for re-review in accordance with the same procedure set forth above, except that Landlord must complete its review and notify Tenant of its approval or disapproval of such revised drawings within five (5) days of their receipt by Landlord.  Landlord and Tenant shall initial the drawings after the same have been finally approved by Landlord.  If Landlord fails to give Tenant notice as aforesaid either approving or disapproving Tenant’s initial drawings or resubmitted drawings within the time periods specified above, Landlord shall be deemed to have approved such initial drawings or resubmitted drawings, as applicable.  Landlord’s approval of Tenant’s drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules and regulations, (b) such drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by the Landlord for the construction of tenant improvements.  As used herein, “Drawings” shall mean the final drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Improvements” shall mean all improvements to be constructed in accordance with and as indicated on the Drawings.  Approval by Landlord of the Drawings shall not be a representation or warranty of Landlord that such Drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the Drawings.  All changes in the Drawings must receive the prior written approval of Landlord.  Upon completion of the Improvements, Tenant shall furnish Landlord with an accurate, reproducible “as-built” plan of the Improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

The Improvements shall be constructed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld.  All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require.  Certificates of such insurance reasonably satisfactory to Landlord must be received by Landlord before the work is commenced.  The Improvements shall be constructed in a good and workmanlike manner that is free of defects and is in substantial conformance with the Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants of the Building.  All contractors and subcontractors of Tenant shall contact Landlord and schedule time periods during which they may use Building facilities in connection with their work (E.G., elevators, excess electricity, etc.).  Landlord agrees to cooperate with Tenant in its construction of the Improvements in such manner as Tenant may reasonably request (including, without limitation, making available the service elevators at such times as Tenant may reasonably request).  Landlord agrees that Tenant shall not be charged a fee for Landlord’s supervision of Tenant’s construction of the Improvements or for Tenant’s use of the Building elevators in connection therewith, but Landlord may impose a reasonable charge for any excessive or special usage by Tenant of any Building services or systems.  Except as otherwise provided in this Section 5, the work performed by or on behalf of Tenant pursuant to this Section 5 shall be subject to the requirements and conditions set forth in Section 9 of this Lease.

Tenant shall bear the entire cost of performing the above-described work, including, without limitation, design of the Improvements and preparation of the Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs.

Before Tenant may occupy the Premises to conduct its business therein, Tenant shall, at its sole cost and expense, obtain and deliver to Landlord a valid, permanent certificate of occupancy from the City of Lowell with respect to Tenant’s construction of the Improvements and Tenant’s permitted use of the Premises.  Notwithstanding anything herein to the contrary, Tenant may occupy the Premises on the basis of a valid, temporary certificate of occupancy from the City of Lowell provided that Tenant promptly satisfies the requirements for the issuance of a permanent certificate of occupancy, unless such requirements relate to any condition or conditions existing in the Building outside of the Premises or on the Land, in which event satisfaction of such requirements shall be the responsibility of Landlord.

If Tenant is unable to obtain a building permit from the City of Lowell for construction of the Improvements due solely to a condition or conditions existing in the Building outside of the Premises or on the Land and, therefore, outside the control of Tenant, Tenant shall provide written notice thereof to Landlord, which notice shall describe in detail the condition or conditions in question and shall include appropriate documentation of the existence of such condition or conditions by the City of Lowell.  If Landlord does not rectify such condition or conditions such that a building permit for construction of the Improvements can be issued by the City of Lowell within ten (10) days of receipt of Tenant’s notice of the existence of such condition or conditions, then Tenant may terminate this Lease by written notice thereof to Landlord at any time after the end of such ten (10) day period but prior to Landlord’s rectifying such condition or conditions.  If Tenant so terminates this Lease, this Lease shall terminate without recourse to the parties hereto.  If at the time Tenant so terminates this Lease, Tenant is presently occupying the Temporary Premises pursuant to the provisions of Section 1 hereof, Tenant may continue to occupy the Temporary Premises for an additional ninety (90) days after delivery of such termination notice, subject to the provisions of the third paragraph of Section 1 hereof with respect to any holding over after the end of such ninety (90) day period.

The following are herein referred to collectively and individually as “Landlord’s Delays” (subject to the limitation that any of the following delays shall not be deemed a “Landlord’s Delay” if it occurs concurrently with any act or omission of Tenant or its agents, employee or contractors which also causes a delay in the construction of the Improvements):

(i)    any act or omission of Landlord or its agents/ employees, or contractors of which Tenant notifies Landlord will cause a delay in the construction of the Improvements;

(ii)   Tenant is unable to obtain a building permit from the City of Lowell for construction of the Improvements due solely to a condition or conditions existing in the Building outside of the Premises or on the Land; or

(iii)  Tenant is unable to obtain a certificate of occupancy from the City of Lowell in connection with the completion of the Improvements due solely to a condition or conditions existing in the Building outside of the Premises or on the Land.

If, as a result of Landlord’s Delays, Tenant is unable to substantially complete construction of the Improvements on or prior to the date which is the seventy-fifth day after the Delivery Date and provided that Tenant has exercised diligent efforts to complete construction of the Improvements in a timely manner, then the Commencement Date shall be extended beyond such date by the number of days of delay in construction of the Improvements attributable to Landlord’s Delays but in no event shall the Commencement Date be extended beyond the date of receipt by Tenant of a certificate of occupancy from the City of Lowell in connection with the completion of the Improvements.

6.             UTILITIES AHD OTHER SERVICES

A.            Utilities and Services Furnished by Landlord.  Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in Exhibit “C” attached hereto and incorporated herein (hereinafter referred to collectively as “Landlord’s Services”), subject to the conditions and in accordance with the standards set forth in this Section 6 and in Exhibit “C”.

All costs and expenses incurred by Landlord in connection with furnishing Landlord’s Services shall be included as part of Expenses pursuant to Section 2 hereof except for the cost of furnishing electrical energy to the Premises.  With respect to electrical energy, Landlord has installed a separate meter for electrical energy to the Premises.  Tenant shall obtain all of its electrical energy from Landlord and shall pay all of Landlord’s charges for Tenant’s electrical energy usage (such obligation to commence on the Delivery Date and at all times thereafter until the end of the Term), which charges shall be based upon meter readings and shall not include any mark-up above what Landlord is charged for Tenant’s electrical energy usage by the electric utility company.

B.            Special and Additional Usage.  Landlord may impose a reasonable charge for any utilities and services, including without limitation, heating and air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above or in Exhibit “C”; (ii) any use beyond what Landlord agrees herein or in Exhibit “C” to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant’s telephone equipment, computers, electronic data processing equipment and other similar equipment or uses.  Upon request of Tenant, Landlord shall provide to Tenant appropriate back-up documentation supporting any such charge.  The charge to Tenant for such additional utilities and services shall not include any mark-up above what Landlord is charged for such utilities or services by the applicable utility company or service vendor unless and in such amount as such mark-up is commercially reasonable, provided, however, there shall be no mark-up above what Landlord is charged for additional cleaning services by the applicable service vendor.

C.            Cooperation; Payment of Charges.  Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above utilities and services.  Tenant agrees to pay any reasonable charge imposed by Landlord pursuant to Section 6(b) above and any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights herein granted for such breach and shall entitle Landlord to immediately discontinue providing such additional or special service.  Tenant’s use of electricity shall at no time exceed the capacity of the service to the Premises or the electrical risers or wiring installation.

D.            Failure, Stoppage or Interruption of Service; No Release from Obligations.  Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, Landlord’s failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, riots, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s immediate control or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements.  Failure, stoppage or interruption of any such service shall not be construed as an actual or constructive eviction or as a partial eviction against Tenant, or release Tenant from the prompt and punctual performance by Tenant of the covenants contained herein or operate to abate Rent.

Notwithstanding the foregoing provisions of this Section 6.D or anything else in this Lease to the contrary, in the event of an interruption of an essential Building service, if such interruption is (i) within Landlord’s reasonable control, (ii) not due in whole or in part to any act or omission of Tenant or any agent, contractor, employee or invitee of Tenant, and (iii) of such a substantial or serious nature that it effectively prevents Tenant from using all or substantial portion of the Premises for more than ten (10) consecutive days, then the Rent shall be equitably abated from and after such tenth consecutive day until such interruption is ended.

Notwithstanding the foregoing provisions of this Section 6.D or anything else in this Lease to the contrary, in the event of an interruption of an essential Building service, if such interruption is (i) not within Landlord’s reasonable control, (ii) not due in whole or in part to any act or omission of Tenant or any agent, contractor, employee or invitee of Tenant and (iii) of such a substantial or serious nature that it effectively prevents Tenant from using all or substantial portion of the

Premises for more than thirty (30) consecutive days, then the Rent shall be equitably abated from and after such thirtieth consecutive day until such interruption is ended.

Notwithstanding the foregoing provisions of this Section 6.D or anything else in this Lease to the contrary, in the event of an interruption of an essential Building service, if such interruption is (i) not due in whole or in part to any act or omission of Tenant or any agent, contractor, employee or invitee of Tenant and (ii) of such a substantial or serious nature that it effectively prevents Tenant from using all or substantial portion of the Premises for more than one hundred eighty (180) consecutive days, then Tenant shall have the right to terminate the Lease at any time after such one hundred eighty (180) day period but prior to the date such interruption is ended.  If Tenant terminates this Lease pursuant to the provisions of the immediately preceding sentence, then this Lease shall terminate without recourse to the parties hereto.

E.             Limitation and Unavailability of Service.  Anything hereinabove to the contrary notwithstanding, Landlord and Tenant agree that Landlord’s obligation to furnish heat, electricity, air conditioning and/or water to the Premises shall be subject to and limited by all laws, rules, and regulations of any governmental authority affecting the supply, distribution, availability, conservation or consumption of energy, including, but not limited to, heat, electricity, gas, oil and/or water.  Landlord shall abide by all such governmental laws, rules and regulations and, in so doing, Landlord shall not be in default in any manner whatsoever under the terms of this Lease, and Landlord’s compliance therewith shall not affect in any manner whatsoever Tenant’s obligation to pay the full Rent set forth in this Lease, except as otherwise provided in Section 6.D above.  Notwithstanding any of the foregoing to the contrary, except in emergency situations, Landlord shall provide Tenant reasonable prior notice of any action to be taken by Landlord which would materially adversely interfere with the performance of Landlord’s Services or otherwise interfere with Tenant’s permitted use of the Premises.

F.             Load Bearing Capacity.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry (which capacity is 100 pounds per square foot, live load) and which is allowed by law.  Landlord reserves the right to prescribe in a reasonable manner the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as to properly distribute the weight thereof.

G.            Unreasonable Noise or Vibration.  Business machines and mechanical equipment belonging to Tenant which cause unreasonable noise or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such unreasonable noise or vibration.

H.            Telephone.  Subject to applicable codes, Landlord has or will cause to be installed telephone riser cables (collectively the “riser cables”) from the outside of the Building to the telephone room serving the floor upon which the Premises are located.  Tenant shall have the right to use the riser cables by installing telephone lines (the “telephone lines”) from the Premises to the telephone room located on the floor or floors on which the Premises are located, if and to the extent such telephone lines are not now in place.  Landlord makes no representations or warranties with respect to the capacity, suitability or design of the riser cables, telephone rooms or telephone lines.  If there is more than one tenant on a floor, Landlord shall allocate hook-ups to the telephone room based on the proportion of rentable square feet that each tenant occupies on the floor.  The installation and hook-up of telephone lines by Tenant shall be subject to all of the terms and conditions of this Lease, including, without limitation, Section 10 of this Lease.  Except as otherwise provided in Section 6.D above, Landlord shall not be liable for, and Tenant waives all claims with respect to, any damages or losses sustained by Tenant or by any occupant of the Premises, including, without limitation, any compensatory, property or consequential damages, resulting from the operation or maintenance of the riser cables, telephone rooms and telephone lines, including, without limitation, (i) any damage to Tenant’s telephone lines, telephones or other equipment connected to the telephone lines, or (ii) interruption or failure of, or interference with, telephone or other service coming through the telephone lines to the Premises.

7.             RULES AND REGULATIONS.  Tenant shall observe and comply and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit “D” attached hereto and incorporated herein with such reasonable modifications and additions thereto as Landlord may make and notify Tenant of from time to time.  Landlord shall not be liable for failure of any person to obey such rules and regulations.  Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.  Subject to the foregoing, Landlord shall not discriminate against Tenant in enforcing such rules and regulations.  If there are any conflicts between the provisions of the rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall govern.  If another occupant of the Building violates any Building rules and regulations applicable to such occupant and Tenant’s use of the premises is materially adversely affected as a result of such violation.  Landlord shall use reasonable efforts to enforce the applicable rules and regulations against such occupant provided that Tenant notifies Landlord of such violation and agrees to reimburse Landlord for its reasonable cost of enforcing such rules and regulations against such occupant.  If Landlord collects from such occupant all or any portion of such reasonable cost of enforcement prior to Tenant’s reimbursement to Landlord, then the amount of such reimbursement due and payable by Tenant to Landlord shall be reduced by the amount so collected by Landlord from such occupant.  If Landlord collects from such occupant all or any portion of such reasonable cost of enforcement after Tenant’s reimbursement to Landlord, then Landlord shall credit to Tenant against future payments of Rent the amount 30 collected by Landlord from such occupant.  Nothing herein shall obligate Landlord to use any efforts to collect any such costs against such occupant, and Landlord shall have no such obligation hereunder.

8.             CERTAIN RIGHTS RESERVED TO LANDLORD.  Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as provided below) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:  (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes (upon reasonable prior notice to Tenant except in an emergency situation) to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred with respect to work to be done within the Premises at the request of Tenant if such work is done other than during ordinary business hours at Tenant’s request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and upon reasonable prior notice; (g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such pipes, conduits, wires and ducts shall be located above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises except in the case of minor and insubstantial encroachments beyond such areas, in which event such pipes, conduits, wires and ducts shall be located as close to those areas as practicable (Landlord agrees to use reasonable efforts to locate such pipes, conduits, wires and ducts above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises); and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building, provided that such other action does not unreasonably interfere with Tenant’s access or use of the Premises except in an emergency situation.  Landlord agrees that, in exercising any rights reserved to Landlord in this Section 8 or elsewhere in this Lease, Landlord shall use reasonable efforts to minimize any interference with Tenant’s access to or permitted use of the Premises.

9.             MAINTENANCE AND REPAIRS.  Subject to Landlord’s obligations expressly set forth in this Lease, Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term, reasonable wear and tear, damage caused by fire or other casualty, damage caused by taking or damage caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors excepted.  In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies.  Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

Landlord, throughout the Term, shall keep and maintain, or cause to be kept and maintained the structural components of the Building (including, without limitation, the roof and the roof membrane), all common areas of the Property, and all Building systems (excluding only those non-standard portions of Building systems which are (a) located within a tenant’s premises and (b) service only such tenant’s premises and (c) are required by the terms of such tenant’s lease to be maintained by such tenant) in a neat, safe and orderly condition and shall make all necessary repairs thereto.  Landlord shall also make all repairs, replacements, additions, alterations and improvements to the Building (including the Premises) and the common areas of the Property which are required by any law, statute, code, ordinance, by-law, order, judgment, decree, rule or regulation of any governmental authority except such of the foregoing as are required because of a specific nongeneral business office use made of the Premises by Tenant hereunder.  Except as otherwise provided in this Lease, the cost of all such repairs, replacements,  alterations,  additions and improvements  shall be borne by  Landlord and shall be  included as part of Expenses.

10.           ALTERATIONS.

A.            Requirements.  Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an “alteration”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval:  (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration.  Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law.  Tenant shall pay the entire cost of the alteration.  Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building.  In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements.  Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord’s employees, contractors and other tenants.  Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant’s sole cost and expense in accordance with the provisions of Section 16 of this Lease (provided that with respect to any alteration, Landlord notifies Tenant prior to the installation of such alteration that such removal will be required and if Landlord does not so notify Tenant then Tenant shall have no obligation to remove such alteration).  Notwithstanding anything herein to the contrary, Tenant shall remove from the Premises any cables or wires installed by Tenant in the Premises.

Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act (the “ADA”) and that the ADA is applicable to both an owner and a lessee of a place of public accommodation or commercial facility.  Tenant further acknowledges that under the ADA any structural alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice at 28 C.F.R. 36,101 et. seq.  in the event Tenant makes any structural alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice, Tenant agrees to design and build such structural alterations so as to comply with the ADA and the accessibility standards.  Notwithstanding any of the foregoing to the contrary, Landlord shall be responsible for any and all alterations to the Building outside of the Premises required to comply with the ADA and the accessibility standards.  Nothing contained herein shall be construed to modify the requirement that any alteration to the Premises must have the prior written approval of Landlord, and such approval, if given, shall not be construed to be a waiver by Landlord of Tenant’s obligations and agreements as set forth in this Section 10.

Notwithstanding anything in this Section 10 to the contrary, Landlord’s consent shall not be required with respect to any alterations which satisfy all of the following criteria (hereinafter referred to as “Permitted Alterations”):

(i)                                     the value of the work to be performed is less than $50,000.00;

(ii)                                  such work otherwise complies with all other provisions of this Lease;

(iii)                               such work does not affect the Building structure or Building systems; and

(iv)                              such work does not involve any changes visible from the exterior of the Premises.

Although Landlord’s consent shall not be required for any Permitted Alteration, all of the other provisions of this Section 10 shall apply to any such Permitted Alteration, except that Tenant shall, at least ten (10) days prior to commencing any such Permitted Alteration, submit to Landlord detailed plans and specifications for such Permitted Alteration but Landlord approval of such plans and specifications shall not be required.

B.            Liens.  Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors statements and full and final waivers of lien covering all labor and materials included in such alteration.  Tenant shall not permit any mechanic’s lien to be filed against the Building, or any part thereof, arising cut of any alteration performed, or alleged to have been performed, by or on behalf of Tenant.  If any such lien is filed, Tenant shall within five (5) days after Landlord has delivered to Tenant notice of the filing have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof.  If Tenant fails to have such lien so released or to deliver such bond to Landlord within such five (5) day period, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s reasonable expenses and attorneys’ fees.

11.           INSURANCE.

A.            Tenant’s Insurance.  Tenant, at its expense, shall maintain at all times during the Term the following insurance policies:  (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all equipment, furniture and other personal property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Property and the Premises, with limits to be set by Landlord from time to time but in any event not less than $2,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one (1) occurrence and not less than $3,000,000.00 combined single limit for personal injury, sickness or death or for damage or destruction of property for total claims in the aggregate during any one (1) policy year; and (c) insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require.  The form of all such policies and deductibles thereunder shall be subject to Landlord’s prior reasonable approval. All such policies shall be issued by insurers reasonably acceptable to Landlord and licensed to do business in the State in which the Premises are located and shall contain a waiver of any rights of subrogation thereunder.  In addition, the policies (except for the policy described in (a) above) shall name Landlord and any other parties reasonably designated by Landlord as additional insureds, the policies shall require at least thirty (30) days’ prior written notice to Landlord and such other parties designated by Landlord of termination or modification which restricts the coverage provided by such policy(s) and the policies shall be primary and not contributory.  Tenant shall at least fifteen (15) days prior to the Commencement Date, and within fifteen (15) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

B.            Landlord’s Insurance.  Landlord shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, (i) casualty insurance on the Building in an amount equal to the full replacement value of the Building (exclusive of foundations), covering all risks of direct physical loss or damage and so-called “extended coverage” risks and (ii) commercial general liability insurance with respect to the Building in such amounts as Landlord may from time to time deem necessary or desirable. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord so long as the blanket policy does not reduce the limits nor diminish the coverage required herein.  Landlord’s casualty insurance on the Building shall also cover the full replacement cost of the Improvements and any other alterations to the Premises made by Tenant provided that Landlord is furnished with an accurate, reproducible “as-built” plan of the Improvements and any other alterations as constructed.  Landlord shall have no obligation to maintain such insurance coverage with respect to the Improvements or any other alterations unless and until Landlord is furnished with such “as-built” plan.  Tenant shall pay to Landlord within tan (10) days of receipt of invoice therefor, any additional charge to Landlord from its insurance company in connection with the inclusion of the Improvements and any other alterations in Landlord’s casualty insurance policy.

12.           WAIVER AND INDEMNITY.

A.            Waiver.  Tenant releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building.  This paragraph shall apply particularly/ but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.

In any case in which Tenant shall be obligated under any provision of this Lease to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow Tenant as an offset against the amount thereof (i) the net proceeds of any insurance received by Landlord or to be received by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or polices under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been, caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether actually procured by Landlord.  Any subtenant or assignee of Tenant (as allowed pursuant to the provisions of Section 15 of this Lease) shall have the benefit of the provisions of this paragraph provided that such subtenant or assignee agrees directly with Landlord that Landlord will have the benefit of the next following paragraph as between Landlord and such subtenant or assignee as opposed to Tenant.

In any case in which Landlord shall be obligated under any provision of this Lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow Landlord as an offset against the amount thereof (i) the net proceeds of any insurance received or to be received by Tenant for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether actually procured by Tenant.

B.            Indemnity  Tenant agrees to indemnify, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property (i) occurring in or about the Property if caused by the misconduct or negligence of Tenant or its agents, contractors, invitees or employees or (ii) resulting from any activity, work, or thing done, permitted or suffered by Tenant in the Premises (including, without limitation, any alteration by Tenant). Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant.  If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sola cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord (Landlord agreeing that legal counsel selected by Tenant’s insurer shall be satisfactory to Landlord).  Notwithstanding anything in this Section 12.B to the contrary, no Tenant indemnification of Landlord, its property manager or their respective agents and employees contained in this Section 12.S shall apply to any claim, demand, action, liability, damage, coat or expense

(including attorneys’ fees) to the extent such arises from or is caused by the willful misconduct or negligence of Landlord or its agent

s, contractors or employees.

Landlord agrees to indemnify, hold harmless and defend Tenant from and against all claims, damages, expenses (including, without limitation, reasonable attorneys’ fees and reasonable investigative and discovery costs), liabilities and judgments, on account of injury to persons, loss of life, or damage to property occurring in or about the Property, caused by the tortious misconduct or negligence of Landlord or its agents, contractors, servants or employees; provided, however, Landlord does not indemnify Tenant against any injury, loss of life or damage to property to the extent such arises from or is caused by the misconduct or negligence of Tenant or its agents, contractors, servants or employees.  If any such proceeding is filed against Tenant, Landlord agrees to defend Tenant in such proceeding at Landlord’ s sole cost by legal counsel reasonably satisfactory to Tenant, if requested by Tenant (Tenant agreeing that Legal counsel selected by Landlord’s insurer shall be satisfactory to Tenant).

13.           FIRE AND CASUALTY.

A.            Obligation to Repair or Rebuild.  If the Premises or the Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord of any damage or destruction to the Premises which Tenant has knowledge or is aware of, and Landlord, subject to its mortgagee’s consent and to the conditions set forth in this Section 13, shall repair, rebuild or replace such damage and restore the Premises and/or the Building, subject to Section 13.f below, to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by its fire and all risk insurance policies.

B.            Commencement and Completion of Work.  The work shall be commenced promptly and completed’ with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control..

C.            Application of Proceeds.  The net amount of any insurance proceeds (excluding proceeds received pursuant to any rental interruption coverage obtained by Landlord), recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”) shall be applied towards the reasonable cost of restoration.  If the net insurance proceeds are more than adequate to complete such restoration, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord.

D.            Tenant’s Personal Property and Alterations.  Landlord’s obligation or election to restore the Premises under this Section 13 shall not include the repair, restoration or replacement of the furniture or any other personal property owned by or in the possession of Tenant.  In addition Landlord shall not be under any obligation to repair, restore or replace the Improvements or any other alterations made by or on behalf of Tenant unless and until Landlord is furnished an accurate reproducible “as-built” plan of the Improvements or any other alterations, as constructed.

E.             Abatement of Rent.  Tenant will receive an abatement of Rent to the extent and during the time the Premises are rendered untenantable due to fire or other casualty, such Rent to abate in such proportion as the part of the Premises thus destroyed or rendered untenantable bears to the total Premises from the date of such damage or destruction and until the earlier of  (i) Landlord obtains a certificate of occupancy with respect to completion of such repairs or (ii) Tenant recommences use of such part of the Premises and, in cases in which the Premises are being restored by Landlord, to be conditioned upon Tenant not occupying such part of the Premises for the conduct of business. If the Premises are so slightly damaged by such fire or other casualty as not to be rendered in any part untenantable, Landlord shall make the repairs it deems necessary with reasonable promptness and the payment of Rent shall not be affected thereby. Tenant shall, at its own cost and expense, remove such of its furniture and furnishings and other belongings from the Premises as Landlord shall require in order to repair and restore the Premises.

F.             Landlord’s Option Not to Restore.  Notwithstanding the foregoing provisions, if there is substantial destruction of the Property, or if, in the judgment of Landlord’s architect, any damage cannot be repaired and the Premises cannot be made tenantable within one hundred twenty (120) days of such damage, Landlord shall have the option not to restore, and may elect to terminate this Lease by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than thirty (30) days after its transmission.  Landlord shall notify Tenant in writing within sixty (60) days after the data of such damage or destruction of such architect’s estimate of the period of time required to repair and restore the Premises to a tenantable condition.  If such period of time exceeds one hundred fifty (150) days, Tenant shall also have the right to terminate this Lease by written notification to Landlord of such termination within fifteen (15) days of delivery of Landlord’s notice to Tenant,

G.            Tenant’s Right to Terminate.  Notwithstanding anything herein to the contrary, if Landlord fails to make the Premises tenantable within one hundred eighty (180) days from the date of the damage, then Tenant may terminate this Lease by notice to Landlord at any time after the end of such one hundred eighty (180) day period but prior to the date that the Premises are again made tenantable.

14.           CONDEMNATION.  If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation.  If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation.  If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation.  In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority.  Landlord reserves all rights to compensation (except for any awards payable directly to Tenant for relocation expenses and except for any award for alterations to the Premises paid for by Tenant except to the extent any such award diminishes the award payable to Landlord on account of any such condemnation) for any condemnation.  Tenant hereby assigns to Landlord any right Tenant may have to such compensation (except as provided in the immediately preceding sentence), and Tenant shall make no claim against Landlord or the condemning authority for compensation (except as provided in the immediately preceding sentence) for termination of Tenant’s leasehold interest under this Lease or interference with Tenant’s business.

15.           ASSIGNMENT AND SUBLETTING.

A.            Landlord’s Consent.  Tenant shall not, without the prior written consent of Landlord:  (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees.  Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall be void and of no effect.  Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer.  Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder.  For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.  Notwithstanding anything in this Section 15.A to the contrary, Landlord consent shall not be required in connection with a Transfer to a Successor Affiliate (as defined below) provided that (a) the Successor Affiliate has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant as of the date which is one (1) year prior to the effective date of the proposed Transfer, or, in the event of a sublease of less than all of the Premises, the Successor Affiliate and Tenant have an aggregate tangible net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant as of the date which is one (1) year prior to the effective date of the proposed Transfer, (b) proof satisfactory to Landlord of such, net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such Transfer, and (c) the Successor Affiliate agrees directly with Landlord, by written instrument satisfactory to Landlord, to be bound by all of the obligations of Tenant hereunder.  Notwithstanding anything in this Section 15.A to the contrary, Landlord consent shall not be required in connection with a transfer to a “Related Affiliate” (as defined below) provided that prior to the effective date of such Transfer the Related Affiliate agrees directly with Landlord, by written instrument satisfactory to Landlord, to be bound by all of the obligations of Tenant hereunder.  The phrase “Related Affiliate” shall mean any entity which controls, is controlled by or is under common control with Tenant.  The phrase “Successor Affiliate” shall mean any entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization.

B.            Standards for Consent.  If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least ten (10) business days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee.  If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease.  Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord:  (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease (or, in the case of a sublease, the financial condition of the transferee is such that it may not be able to perform its obligations in connection with such sublease); (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building (except if there is no other space reasonably comparable to the Premises from the perspective of the transferee available for lease by Landlord in the Building at the time that Landlord receives the above-referenced notice from Tenant, in which event the transferee may be a tenant of the Building); (v) the rent to be charged the transferee is less than the then fair market rental value of comparable space in the Building (if Landlord has, within six (6) months of Tenant’s request for consent to a Transfer, entered into a lease for comparable premises in the Building, then fair market rental value shall be deemed to be the rent set forth in such lease) (if Tenant is actively marketing the Premises for sublease or assignment, Landlord agrees, upon request of Tenant, to quote Tenant the fair market rental value of comparable premises in the Building); or (vi) any other reasonable basis.  If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor, shall be to seek specific performance of Landlord’s obligation to consent to such Transfer.

C.            Recapture.  Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer.  Landlord may exercise such right to terminate by giving notice to Tenant at any time within ten (10) business days after the date on which Tenant has furnished to Landlord all of the items required under Section 15.B above.  If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises on the effective date of the proposed Transfer.  In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.  Tenant shall pay to Landlord any reasonable attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

D.            No Release.  In no event shall any Transfer (including any Transfer to a Related Affiliate or a Successor Affiliate) release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises).  It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with or after proceeding against any assignee, sublessee or other transferee of Tenant.

16.           SURRENDER.  Upon the expiration or earlier termination of the Term or Tenant’s right to possession of the premises, Tenant shall return the Premises to Landlord in good order and condition, reasonable wear and tear damage caused by taking or fire or other casualty and damage caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees excepted.  If Landlord requires or permits Tenant to remove any alterations pursuant to Section 10, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations.  If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand.  Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises.  If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense, without notice to Tenant (except that Landlord shall give Tenant ten (10) days prior written notice to remove such items with respect to a termination of the Lease not involving a default by Tenant) and without obligation to compensate Tenant.

17.           DEFAULTS AND REMEDIES.

A.            Default.  The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease:

(i)                                     Tenant fails to pay any Rent when due and such failure is not cured within five (5) business days after notice from Landlord;

(ii)                                  Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or within ten (10) days if the failure to perform involves a hazardous condition) after receipt by Tenant of written notice from Landlord (except that if such failure to perform is not cured within such thirty (30) day period (or ten (10) day period, as applicable) because of governmental restrictions or any other cause beyond the reasonable control of Tenant, then such thirty (30) day period (or ten (10) day period, as applicable) may be extended for a reasonable time, provided that there shall be no extension of time beyond such thirty (30) day period (or ten (10) day period, as applicable) for the curing of any such failure to perform unless, not more than twenty (20) days (or five (5) days with respect to any failure to perform involving a hazardous condition) after receipt of the notice from Landlord of Tenant’s failure to perform, Tenant (i) in writing shall specify the cause on account of which the failure to perform cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the failure to perform, and (ii) shall as soon as may be reasonable duly institute and thereafter diligently and in good faith prosecute to completion all steps necessary to cure such failure to perform);

(iii)                               the leasehold interest of Tenant is levied upon or attached under process of law;

(iv)                              Tenant or any guarantor of this Lease dies or dissolves; or

(v)                                 any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy/ insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within ninety (90) days after filing,

B.            Right of Re-Entry.  Upon the occurrence of a Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant’s right to possession of the Premises.  Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord.  Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law.

C.            Reletting.  If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof.  In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting.  Tenant shall reimburse Landlord for the reasonable costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, and other expenses incurred to secure a new tenant for the Premises.  In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due.  If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D.            Termination of Lease.  If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sun amount equal to the amount by which Landlord’s reasonable estimate of the aggregate amount of Rent owing from the data of such termination through the Expiration.  Date plus Landlord’s estimate of the aggregate expenses of reletting the Premises, exceeds the fair market rental value of the Premises for the same period (after deducting from such fair market rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of five percent (5%) per annum.

E.             Other Remedies.  Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease with respect any condition existing outside of the Premises or visible from outside of the Premises if such obligation has not been completely performed by Tenant within ten (10) days of written notice by Landlord to Tenant that such obligation has not been performed by Tenant (but no such notice shall be required prior to Landlord’s performance of such obligation if Tenant’s failure to perform such obligation has resulted in an emergency or hazardous situation); and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.  Any and all remedies set forth in this Lease:  (i) shall be in addition to any and all other remedies Landlord or Tenant may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord or Tenant may elect.  The exercise of any remedy by Landlord or Tenant shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future.

F.             Bankruptcy.  If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with, all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

G.            Waiver of Trial by Jury.  Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease,

18.           HOLDING OVER.  If Tenant retains possession of the Premises after the expiration or earlier termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at the greater of (i) one hundred fifty percent (150%) of the fair market rental value of the Premises or (ii) one hundred fifty percent (150%) of the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession.  Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over (except that Tenant shall be under no obligation to pay, indemnify and defend Landlord from and against any consequential claims or damages unless and until Tenant retains possession of the Premises more than sixty (60) days after the expiration or earlier termination of the Term).  The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

19.           ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying:  (i) that this Lease is unmodified and in full force and effect (or if there have been, modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) to the best of Tenant’s knowledge, that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) to the best of Tenant’s knowledge, that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof) ; and (vi) such additional matters as may be reasonably requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building.  Landlord agrees that, from time to time upon not less than ten (10) days’ prior request by Tenant, Landlord shall execute and deliver to Tenant a written certificate certifying with respect to any matters relating to this Lease as Tenant may reasonably request.

20.           SUBORDINATION.  This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease.  If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be.  The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party.  Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be.  In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease.  In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party.  Upon request by Tenant, Landlord shall obtain on behalf of Tenant a so-called nondisturbance agreement from the lessor or holder under any such lease, mortgage or deed of trust, by which such lessor or holder agrees in substance not to disturb Tenant’s possession under this Lease so long as Tenant is not in default hereunder.  Such nondisturbance agreement shall be in form and content satisfactory to Tenant, in its reasonable discretion.

21.           QUIET ENJOYMENT.  As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord or anyone claiming by, through or under Landlord, subject, however, to the provisions of this Lease.

22.           BROKER.  Tenant represents to Landlord that Tenant has dealt only with, the broker set forth in Item 15 of the Schedule (the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith.  Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Landlord in connection with this Lease.  Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Landlord in connection with this Lease.  Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

23.           NOTICES.  All notices and demands to be given by one (1) party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address of each party set forth in the Schedule or at such other address as either party may hereafter designate.  Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight, air courier service.  Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the united States mail.

24.           MISCELLANEOUS.

A.            Successors and Assigns.  Subject to Section 15 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

B.            Entire Agreement.  This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease.  No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C.            Time of Essence.  Time is of the essence of this Lease and each and all of its provisions.

D.            Execution and Delivery.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant,  Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for ten (10) days after such delivery.

E.             Severability.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions of this Lease.

F.             Governing Law.  This Lease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

G.            Attorneys’ Fees.  Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing this Lease against Tenant with regard to any failure by Tenant to perform any of its covenants or obligations under the lease.  In addition, Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease, provided that Landlord prevails in such litigation.  Landlord shall pay to Tenant all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in enforcing this Lease against Landlord with regard to any failure by Landlord to perform any of its covenants or obligations under this Lease.  In addition, Landlord shall pay to Tenant all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant as a result of any litigation to which Tenant becomes a party as a result of this Lease, provided that Tenant prevails in such litigation.

H.            Joint and Several Liability.  If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

I.              Force Majeures.  Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord’s reasonable control (but specifically excluding financial inability to perform).  Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, breakage/ strike, shortage of materials, acts of God or other causes beyond Tenant’s reasonable control (but specifically excluding financial inability to perform).  Notwithstanding anything in this Section 24.1 to the contrary, the provisions of this Section 24.1 shall not operate to extend any of the time periods set forth in the second, third and fourth paragraphs of Section 6.D above, the time periods set forth in Sections 13.F and 13.G above, and the time periods set forth in the second and third paragraphs of Section 1 above.

J.             Captions.  The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

K.            No Waiver.  No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit.  No waiver of any default of Landlord or Tenant shall be implied from any omission by the other party to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

L.             No Recording.  Tenant shall not record this Lease.  Landlord and Tenant shall, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be permitted by applicable law.

M.           Definition of Landlord; Landlord’s Liability.  The word “Landlord” is used herein to include the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord.  Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations which may have theretofore accrued.  Neither Landlord nor any principal, employee or partner of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and neither Landlord nor any principal, employee or partner of Landlord shall have any personal liability to Tenant for any liability of or claim against Landlord under this Lease beyond the equity of the Landlord in the Building.

25.           DIRECTORY; SIGNS.  Landlord will place Tenant’s name and suite number on the Building standard directory.  Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Premises or the Property, except with Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed.

26.           PARKING.  Tenant shall be permitted to use at no cost to Tenant one hundred ten (110) vehicular parking spaces (the “Parking Spaces”) in the parking lot located on the Land (collectively, the “Parking Lot”) during the Lease Term, subject to such reasonable terms, conditions and regulations as are from time to time applicable to patrons of the Parking Lot,  Such Parking Spaces shall be available for Tenant’s use on an unassigned, non-reserved basis except that five (5) such spaces shall be reserved for the exclusive use of Tenant.  Landlord may, pursuant to Section 7 hereof, establish reasonable rules and regulations regarding Tenant’s use of the Parking Spaces.

27.           COOPERATIVE INTERRUPTIBLE SERVICE AGREEMENT.  Landlord has entered into that certain Cooperative Interruptible Service Agreement dated March 21, 1994 with Massachusetts Electric Company,  If Landlord shall be required to pay a penalty or extra fee under such Agreement because of Landlord’s election not to allow interruption of electrical service to the Building after request thereof by Massachusetts Electric Company, Tenant shall reimburse Landlord for Tenant’s Proportionate Share of the amount of such penalty or extra fee.  Such reimbursement shall be made by Tenant to Landlord within thirty (30) days of receipt by Tenant of a statement setting forth the total amount of the penalty or extra fee and Tenant’s Proportionate Share thereof.

28.           OPTIONS TO EXTEND.

A.            Tenant’s First Extension Option.  On the condition that Tenant is hot in Default of its covenants and obligations under this Lease at the time of option exercise, Tenant shall have the option (“Tenant’s First Extension Option”) to extend the Term for an additional term of five (5) years (herein referred to as the “First Additional Term”), said First Additional Term to commence immediately after the expiration of the initial Term.  If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the “First Extension Notice”) to Landlord no later than six (6) months prior to the end of the initial Term.  If Tenant fails timely to give such notice, then Tenant shall have no right to extend the Term (time being of the essence with respect to exercise of Tenant’s First Extension Option).  Upon the timely giving of such notice, the Lease Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Annual Base Rant during said First Additional Term shall be at the rate of 100% of the then current fair market annual rent for five (5) year leases of comparable premises (in shell condition) in comparable buildings in the general vicinity of the Building (with respect to age, quality and location) (but in no event less than the Annual Base Rent in effect during the last twelve (12) months of the initial Term), as determined in accordance with the following paragraph  (the “First Additional Term Annual Base Rent”).  The First Additional Term Annual Base Rent shall be payable in equal monthly installments in advance on or before the first day of each calendar month during the First Additional Term.  Notwithstanding the fact that Tenant’s exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said First Additional Term and the First Additional Term Annual Base Rent thereof after Tenant exercises the herein option.  Upon the commencement of the First Additional Term, the word “Term” wherever it appears in this Lease shall include the First Additional Term.

Landlord shall notify Tenant of its good faith determination of the First Additional Term Annual Base Rent within thirty (30) days of receipt of the First Extension Notice (the “First Additional Term Rental Notice”).  Tenant may rescind its exercise of Tenant’s First Extension Option by written notice to Landlord no later than ten (10) days after receipt of the First Additional Term Rental Notice.  If Tenant so rescinds its exercise of Tenant’s First Extension option then the Term shall expire at the end of the initial Term with no further right to extend the Term of this Lease.  If Tenant does not so rescind its exercise of Tenant’s First Extension Option but does not accept Landlord’s determination of First Additional Term Annual Base Rent and if Landlord and Tenant cannot agree on the First Additional Term Annual Base Rent within thirty (30) days after Tenant’s receipt of the First Additional Term Rental Notice, then Landlord and Tenant shall, not later than sixty (60) days after Landlord receives Tenant’s First Extension Notice, each retain a real estate professional with at least ten (10) years’ continuous experience in the business of appraising or marketing commercial real estate in the Lowell, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the First Additional Term Annual Base Rent.  Landlord and Tenant shall simultaneously exchange such reports; provided, however, that if one (1) party has not obtained such a report within ninety (90) days after Landlord receives Tenant’s First Extension Notice, then the determination set forth in the other party’s report shall be final and binding upon the parties.  If both parties receive reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the First Additional Term Annual Base Rent.  If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the First Additional Term Annual Base Rent.  If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional.  Within ten (10) days of the selection of the Final Professional, Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the First Additional Term Annual Base Rent,  The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the First Additional Term Annual Base Rent which the Final Professional would have made acting alone.  The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall be final and binding upon Landlord and Tenant.  Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional.

B.            Tenant’s Second Extension Option,  On the condition that Tenant is not in Default of its covenants and obligations under this Lease at the time of option exercise, and provided that Tenant has exercised Tenant’s First Extension Option, Tenant shall have the option (“Tenant’s Second Extension Option”) to extend the term of the Lease for an additional term of five (5) years (herein referred to as the “Second Additional Term”), said Second Additional Term to commence immediately after the expiration of the First Additional Term.  If Tenant desires to extend the Term as aforesaid, it shall give notice thereof (the “Second Extension Notice”) to Landlord no later than six (6) months prior to the expiration of the First Additional Term.  If Tenant fails timely to give such notice, then Tenant shall have no further right to extend the Lease Term (time being of the essence with respect to exercise of Tenant’ s Second Extension Option).  Upon the timely giving of such notice, the Lease Term shall be deemed extended upon all of the same terms and conditions of this Lease, except that the Annual Base Rent during said Second Additional Term shall be at the rate of 100% of the then current fair market annual rent for five (5) year leases of comparable premises (in shell condition) in comparable buildings in the general vicinity of the Building (with respect to age, quality and location) (but in no event less than the Annual Base Rent in effect during the last twelve (12) months of the First Additional Term) , as determined in accordance with the following paragraph (the “Second Additional Term Annual Base Rent”) ,  The Second Additional Term Annual Base Kent shall be payable in equal monthly installments in advance on or prior to the first day of each calendar month during the Second Additional Term.  Notwithstanding the fact that Tenant’s exercise of the herein option to extend the Term shall be self-executing, as aforesaid, upon the request of Landlord, Tenant shall promptly execute a lease amendment reflecting said Second Additional Term and the Second Additional Term Annual Base Rent thereof after Tenant exercises the herein option.  Upon the commencement of the Second Additional Term, the word “Term” wherever it appears in this shall include the Second Additional Term.

Landlord shall notify Tenant of its good faith determination of the Second Additional Term Annual Base Rent within thirty (30) days of receipt of the Second Extension Notice (the “Second

Additional Term Rental Notice”).  Tenant may rescind its exercise of Tenant’s Second Extension Option by written notice to Landlord no later than ten (10) days after receipt of the Second Additional Term Rental Notice.  If Tenant so rescinds its exercise of Tenant’s Second Extension Option, then the Term shall expire at the end of the Second Additional Term with no further right to extend the Term of this Lease.  If Tenant does not so rescind its exercise of Tenant’s Second Extension Option but does not accept Landlord’s determination of Second Additional Term Annual Base Rent and if Landlord and Tenant cannot agree on the Second Additional Term Annual Base Rent within thirty (30) days after Tenant’s receipt of the Second Additional Term Rental Notice, then Landlord and Tenant shall, not later than sixty (60) days after Landlord receives Tenant’s Second Extension Notice, each retain a real estate professional with at least ten (10) years’ continuous experience in the business of appraising or marketing commercial real estate in the Lowell, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Second Additional Term Annual Base Rent,  Landlord and Tenant shall simultaneously exchange such reports; provided, however, that if one (1) party has not obtained such a report within ninety (90) days after Landlord receives Tenant’s Second Extension Notice, then the determination set forth in the other party’s report shall be final and binding upon the parties.  If both parties receive reports within such time and the lesser of the two (2) determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be the Second Additional Term Annual Base Rent.  If these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Second Additional Term Annual Base Rent.  If Landlord and Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Professional.  Within ten (10) days of the selection of the Final Professional/ Landlord and Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Second Additional Term Annual Base Rent  The Final Professional shall not perform his or her own valuation but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Second Additional Term Annual Base Rent which the Final Professional would have made acting alone.  The Final Professional shall give notice of his or her selection to Landlord and Tenant and such decision shall tie final and binding upon Landlord and Tenant.  Each party shall pay the fees and expanses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and the losing party shall pay the fees and expenses of the Final Professional.

29.           RIGHT OF FIRST OFFER TO LEASE.  Subject to the rights of the Building’s tenants on the date of the execution of this Lease, before leasing the space depicted on  Exhibit “A-1 attached hereto and incorporated herein (the “Additional Space”) to other parties, Landlord shall first offer to lease to Tenant the Additional Space in an “as is” condition; such offer shall be in writing and shall specify the rent to be paid for the Additional Space and the date on which the Additional Space shall be included in the Premises (the “Offer Notice”).  The rental rate specified by Landlord in the Offer Notice shall at the rate of 100% of the then current fair market rental rate for five (5) year leases of comparable premises (in shell condition) in comparable buildings in the general vicinity of the Building (with respect to age, quality and location) (but in no event less than the per rentable square foot rental rate then in effect for the remainder of the Premises).  Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Additional Space at the rental rate set forth in the Offer Notice, within five (5) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Additional Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Additional Space is to be included in the Premises, on the same terms as this Lease except that (a) the rentable area of the Premises shall be increased by the rentable area in the Additional Space (and Tenant’s Proportionate Share shall be adjusted accordingly), (b) the Base Rent shall be increased by the amount specified for such space in the Offer Notice, and (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.  If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to third parties on such terms as Landlord may elect.  If Landlord fails to enter into any such third party lease within six (6) months after Tenant has elected not to lease the Additional Space, then such space shall again be subject to Tenant’s rights under this Section 28. Notwithstanding any of the foregoing to the contrary, Landlord shall have no obligation to first offer to lease to Tenant the Additional Space in accordance with this Section 28 if at the time Landlord would have sent to Tenant the Offer Notice, Tenant is then in Default of any of its conditions or obligations under this Lease.  If Tenant is so then in Default, Landlord may proceed to lease the Additional Space to any third party without Tenant having any prior rights to lease the Additional Space.

IN WITNESS WHEREOF, Landlord and Tenant have executed this

Lease as of the day and year first above written.

LANDLORD:

CROSS POINT LIMITED PARTNERSHIP

	By:	ONE INDUSTRIAL AVENUE
CORP . , its Operating
General Partner

By: /s/ Luis A. Alvarado
Name: Luis A. Alvarado
Title: Executive Vice President
TENANT:

Witness:		FIRST ESSEX BANK, F.S.B.,
/s/ Sabrina R. Lo Giodice		By: /s/ William F. Burke
Name: Sabrina R. Lo Giodice		Name: William F. Burke
Title: S.V.P.

EXHIBIT “A”

FLOOR PLAN OF PREMISES

[See attached plan entitled “The Towers Tenant
Measurement Plan Tower 2 Second Floor”, dated
May 23, 1994, prepared by ADD, Inc.]

[GRAPHIC APPEARS HERE]

EXHIBIT “A-l”

FLOOR PLAN OF ADDITIONAL  SPACE

[See attached floor plan entitled “The Towers Tenant
Measurement Plan Tower 1 Second Floor”, dated
May 23, 1994, prepared by ADD, Inc.]

[GRAPHIC APPEARS HERE]

EXHIBIT “B”

LEGAL DESCRIPTION OF FEE LAND

A certain parcel of land situate partly in Lowell and partly in Chelmsford in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Northwesterly by Chelmsford Street seven hundred sixty-one and 07/100 (761.07) feet;

Northerly by the southerly line forming the junction of said Chelmsford Street and Industrial Avenue, one hundred one and 41/100 (101.41) feet;

Northeasterly by the southwesterly line of said Industrial Avenue, eight hundred ninety and 19/100 (890.19) feet;

Southeasterly by land now or formerly of Trustees of the New York, New Haven and Hartford Railroad Company Debtor, twelve hundred ninety-three and 24/100 (1293,24) feet; and

Westerly eleven and 12/100 (11.12) feet;

Northwesterly three hundred twenty-four and 83/100 (324.83) feet;

Northerly eleven and 06/100 (11.06) feet;

Northwesterly one hundred eighty-six and 60/100 (186.60) feet; and

Southwesterly two hundred sixteen (216) feet, by land now or formerly of Massachusetts Electric Company.

All of said boundaries are determined by the Land Court to be located as shown on plan 33375-A, drawn by Dana F. Perkins & Sons Inc., Surveyors, dated July 6, 1964 and October 1965, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 14864.

Together with the benefit of all appurtenant rights, easements, covenants, restrictions and reservations of record, if any, insofar as the same are now in force and applicable.

For reference to title see Certificate of Title No. 31319 filed with Middlesex North Registry District of the Land Court.

EXHIBIT “B-1”

LEGAL DESCRIPTION OF EASEMENT LAND

(Parkwood Parcel)

Those two parcels of land with the buildings thereon situated in Lowell in the County of Middlesex and Commonwealth of Massachusetts, bounded and described as follows:

PARCEL”A”:

Northwesterly by the Southeasterly line of Reiss Ave., three hundred seventy-six and 20/100 (376.20) feet:

Northeasterly Twenty-five (25) feet;

Southeasterly three hundred (300) feet; and

Southeasterly again nine hundred six and 40/100 (906.40) feet by Lot 4;

Southwesterly three hundred thirteen and 51/100 (313.51) feet;

Northwesterly one hundred seventy-three and 2/100 (173.02) feet; and

Southwesterly four hundred twelve and 77/100 (412.77) feet, by land now or formerly of New England Power Co.; and

Northwesterly by land now or formerly of Joada Realty Corp., six hundred sixty-four and 62/100 (664.62) feet;

Easterly by the Westerly line of Raiss Ave., forty-two and 12/100 (42.12) feet; and

Northerly by the end of Reiss Ave., fifty-three and 13/100 (53.13) feet.

All of said boundaries are determined by the Land Court to be located as shown on subdivisions plan 10641B, which is filed with Certificate of Title No. 17355, the same being compiled from a plan drawn by Dana F. Perkins $ Sons, Inc., Surveyors, dated April 30, 1970, and additional data on file in the Land Registration Office, all as approved by the Court, and said land is shown as Lot three (3) on said plan.

Together with the benefit of all appurtenant rights, easements, covenants, restrictions and reservations of record, if any, insofar as the same are now in force and applicable.

For reference to title see Certificate of Title No. 22535, filed with the Middlesex North Registry District of the Land Court.

PARCEL  “B”:

BEGINNING at a point marking the intersection of the southeasterly line of land of the Penn Central Company and the southwesterly line of land taken by the Commonwealth of Massachusetts in connection with the State Highway known as Route 495 and the Lowell Connector, as established by 1958 and 1960 taxings; and thence running by the land last named

South 59° O5’ 36” East 188.58 feet,

South 44° O5’ 16” East 105.37 feet,

Southerly by a curve to the right (with a radius of 91 feet) an arc distance of 27.31 feet,

South 00° 24’ 41” West 338.13 feet,

Southwesterly by a curve to the right (with a radius of 91 feet) an arc distance of 72.27 feet and

South 44° 05’ 16” East 50.00 feet to land designated a Lot 4 on Land Court Registration Plan No. 30641B; thence running by the land last named

South 45° 54’ 44” West 100.00 feet to land designated as Lot 3 on said Plan No, 30641B; thence running by the land last named

South 45° 54’ 44” West 172.00 feet,

Southwesterly by a curve to the left (with a radius of 300 feet) an arc distance of 204.20 feet,

North 86° 05’ 00” West 53.13 feet,

Northerly by a curve to the right (with a radius of 350 feet) an arc distance of 42.12 feet and

North 89° 44’ 30” West 664.61 feet to the boundary line between the City of Lowell and the Town of Che1ms ford; thence running by the line last named

North 17° 55’ 20” West 181.71 feet to said southeasterly line of said land of the Penn Central Company; and thence running by the land last named

North 56° 03’ 05” East 488.54 feet and

Northeasterly by a curve to the left (with a radius of 2897.93 feet) an arc distance of 460.49 feet to the point and place of beginning.

Together with the benefit of all appurtenant rights, easements, covenants, restrictions and reservations of record, if any, insofar as the same are now in force and applicable.

For reference to title see deeds recorded with Middlesex North District Registry of Deeds in Book 2293, Page 293 and Book 2293, Page 296.

(Railroad Parcel)

A certain parcel of land with the buildings thereon situated partly in Lowell and partly in Chelmsford, Middlesex County, Massachusetts, and bounded and described as follows:

Beginning at a point located 165.08 feet on a curve to the right having a radius of 4,750.00 feet from sta. 1285-02.50 located on centerline of location, Lowell Secondary Branch, Boston and Main Corporation, thence running on a curve to the left a distance of 198.85 feet to a point; thence turning and running

North 57°09’30” East 1,417.96 feet to a point; thence turning and running on a curve to the left having a radius of 2,831.93 feet a distance of 466.97 feet to a point; thence turning and running

South 57°53’11” East 44.54 feet to a point; thence turning and running

South 46°56’05” West 39.74 feet to a point; thence turning and running

South 57°53’11” East 23.45 feet to a point; thence turning and running on a curve to the right having a radius of 2,897.33 feet a distance of 460.49 feet to a point; thence turning and running

South 57°09’30” West 982.63 feet to a point; thence turning and running

South 49°27’00” East 8.65 feet to a point; thence turning and running

South 43°17’30” West 600.00 feet to the point of beginning,

be all of said measurements more or less, however, otherwise bounded and described, said parcel containing an area of 2.125 acres in the Town of Chelrasford, and 1.452 acres in the City of Lowell, or a total of 3.577 acres, more or less, and being shown upon plan marked;

“Plan of Land
in
LOWELL & CHELMSFORD
MASSACHUSETTS
Robert W. Meserve, et al.
Trustees of the Property of the
Boston and Maine Corporation to
Wang Laboratories, Inc.

Scale:  1” - 60’  August 19, 1980

Dana F. Perkins and Assoc, Inc. Civil Engineers
and Surveyors Reading - Lowell, Mass.”

recorded with Middlesex North Registry of Deeds in Plan Book 134, Page 70.

Together with the benefit of all appurtenant rights, easements, covenants, restrictions and reservations of record, if any, insofar as the same are now in force and applicable.

For reference to title see deed recorded with Middlesex North Registry of Deeds in Book 2490, Page 24.

(Reiss Avenue parcel)

A certain parcel of land with the buildings thereon situated in Lowell in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Northwesterly by the Southeasterly line of Reiss Ave., fifty (50) feet;

Northeasterly eighty-seven and 75/100 (87.65) feet;

Southeasterly two hundred seven and 90/100 (207.90) feet and;

Northwesterly two hundred seventy-five and 50/100 (275.50) feet by Lot 5;

Southeasterly by curved line by several lines measuring together one thousand one hundred eighty-nine and 93/IOO (1189.93) feet;

Southeasterly again by a curved line three hundred ten and 29/100 (310.29) feet and;

Southwesterly by two lines measuring together five hundred ninety and 38/100 (590.38) feet by State Highway {Route 495), no access;

Southwesterly again by land now or formerly of New England Power Company, four hundred forty-four and 73/100 (444.73) feet and;

Northwesterly nine hundred six and 40/100 (906.40) feet; Northwesterly again three hundred (300) feet and; Southwesterly twenty-five (25) feet by Lot 3.

All of said boundaries are determined by the Land Court to be located as shown on subdivision plan 30641-C, which is filed with Certificate of Title No. 20536, the same being compiled from a plan drawn by Dana F. Perkins & Sons, Inc., Arthur E. Fosse, Surveyor, dated November 11, 1974 and additional data on file in the Land Registration Office, all as approved by the Court, and said land is shown as Lot six (6} on said plan.

Together with the benefit of all appurtenant rights, easements, covenants, restrictions and reservations of record, if any, insofar as the same are now in force and applicable.

For reference to title gee Certificate of Title No. 25059 filed with Middlesex North Registry District of the Land Court.

EXHIBIT “C”

UTILITIES AND OTHER SERVICES

I.              CLEANING

A.            Office Area

Daily:      (Monday through Friday, inclusive, holidays excepted).

1.             Empty and clean all waste receptacles and ash trays and remove waste material from the Premises and wash receptacles as necessary.

2.             Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.             Vacuum all rugs and carpeted areas.

4.             Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within reach, but excluding active work areas.

5.             Wash clean all water fountains.

6.             Remove and dust under all desk equipment and telephones and replace same.

7.             Hand dust all grill work within normal reach.

8.             Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition,

Weekly:

1.             Dust exposed coat racks and the like.

2.             Remove all finger marks from private entrance doors, light switches and doorways.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1.             Dusting all pictures, frames, charts, graphs and similar wall hangings.

2.             Dusting all vertical surfaces, such as walls, partitions / doors and ducts.

3.             Dusting of all pipes, ducts, and high moldings,

4.             Dusting of all horizontal blinds.

B.            Lavatories

Daily:  (Monday through Friday, inclusive, holidays excepted.)

1.             Sweep and damp mop floors.

2.             Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.             Wash both sides of all toilet seats.

4.             Wash all basins, bowls and urinals.

5.             Dust and clean all powder room fixtures.

6.             Empty and clean paper towel and sanitary disposal receptacles.

7.             Remove waste paper and refuse,

8.             Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9.             A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.             Machine scrub lavatory floors.

2.             Wash all partitions and tile walls in lavatories.

C.            Main Lobby, Elevators, Building Exterior and Corridors

Daily:      (Monday through Friday, inclusive, holidays excepted.)

1.             Sweep and wash all floors.

2.             Wash all rubber mats.

3.             Clean elevators, wash or vacuum floors, wipe down walls
and doors.

3.             Spot clean any metal work inside lobby.

4.             Spot clean any metal work surrounding Building Entrance
doors.

Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing,

D.            Window Cleaning

Windows of exterior walls will be washed three (3) times annually.

E.             Common Areas

Landlord shall keep repaired and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition.  Snow and ice will be removed from exterior sidewalks, parking areas and curbs and access ways adjoining the Property, as necessary.

II.            HEATING, VENTILATING, AIR-CONDITIONING

Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, Monday through Friday, inclusive, from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., holidays excepted (hereinafter referred to as “Normal Business Hours”)

The HVAC system will be operated during such hours so as to maintain inside conditions as follows:

A.            During the summer, not more than 78 degrees Fahrenheit (plus or minus 2 degrees) and 50% relative humidity when the outside temperature does not exceed 88 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb; and

B.            During the winter, not less than 72 degrees Fahrenheit (plus or minus 2 degrees) (no humidity control) when the outside temperature is not less than 9 degrees Fahrenheit dry bulb (no wet bulb).

The air-conditioning system is based upon an occupancy of not more than one person per 150 square feet or usable floor area, and upon a combined lighting and standard electrical load not to exceed 7 watts per square foot of usable floor area.  If

Tenant exceeds this condition or introduces into the Premises equipment which overloads the system, and/or in any other way causes the system not adequately to perform their proper functions, and the system is damaged thereby, Landlord shall give notice thereof to Tenant and Tenant shall pay the reasonable cost of repairing such damage (within ten (10) days of receipt of invoice therefor) and Tenant shall immediately cease the act or omission causing such damage; provided, however, that if Landlord agrees that the system may be supplemented to prevent the recurrence of the problem, Landlord shall give notice thereof to Tenant, and Tenant may elect to have such supplemental work performed, at Tenant’s sole cost and expense, by notice to Landlord within 30 days of receipt of Landlord’s notice,

III.           WATER

Cold water at temperatures supplied by the City of Lowell water mains for lavatory, toilet and other approved purposes and hot water for lavatory purposes only from regular Building supply at prevailing temperatures; provided, however, if Tenant requires, uses or consumes water far any purpose (e.g., kitchen purposes, shower facilities, etc.) other than lavatory and toilet purposes, Landlord may, at Tenant’s sole cost and expense, install a meter or meters to measure the water so supplied, in which case Tenant shall, upon Landlord’s request, reimburse Landlord for the cost of the water (including heating and cooling thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.           ELEVATORS

Landlord shall provide elevator service; provided, however, that Landlord shall, from time to time, have the right to remove elevators from service as may be required for servicing or maintaining the elevators or the Building or removing freight, but at all times there shall be at least one (1) elevator available for use by Tenant for access to the Premises.

V.            ELECTRICAL SERVICE

Landlord shall furnish electric energy in accordance with base Building electrical capacity limits and load limits of 10 watts per square foot, exclusive of HVAC.

VI.           BUILDING SECURITY

Landlord shall provide a security system for all portions of the Building excluding the Premises.  Landlord shall provide at least two (2) security guards in the Building during Normal Business Hours and at least one (1) roving security guard during all other hours.  Tenant shall have access to the Premises only through an entrance or entrances designated by Landlord from time to time on a 24 hours per day, 7 days per week basis. Tenant shall have access to the Parking Lot on a 24 hours per day, 7 days per week basis.  Tenant shall be solely responsible for all security within the Premises.

EXHIBIT “D”

RULES AND REGULATIONS

1.             Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant’s use of the Premises as specified in the Lease.

2.             Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

3.             Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed

4.             Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.

5.             Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6.             Bicycles shall not be permitted in the Building other than in a location designated by Landlord.

7.             Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.

8.             Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any devise or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

9.             Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning systems, and shall refrain from attempting to adjust any controls except for the thermostats within the Premises.  Tenant shall keep all doors to the Premises closed.

10.           Unless Tenant installs new doors to the Premises, Landlord shall furnish two (2) sets of keys for all doors to the Premises at the commencement of the Term. Tenant shall furnish Landlord with duplicate keys for any new or additional locks on doors installed by Tenant. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

11.           Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.

12.           Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

13.           Landlord may require that all person who enter or leave the Building identify themselves to watchmen, by registration or otherwise.  Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the
Premises locked after the close of business.

14.           Tenant shall not overload floors; and Tenant shall obtain Landlord’s prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

15.           In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

16.           Furniture, equipment and other large articles may be brought unto the Building only at the time and in the manner designated by Landlord.  Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

17.           No person or contractor, unless approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed), shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

18.           Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

19.           Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

20.           Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building.  Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building.  In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord’s prior written consent.

21.           Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.

22.           Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

23.           If Tenant designates non-smoking areas in the Premises, Tenant shall also designate sufficient smoking areas in the Premises for its employees, and in no event shall Tenant allow its employees to use the public areas of the Building as smoking areas.

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) is entered into as of this 15th day of December, 1999 by and between Cross Point Limited Partnership, a Massachusetts limited partnership, having an address at 900 Chelmsford Street,  Lowell, Massachusetts 01851 (“Landlord”), and First Essex Bank, F.S.B., a federally chartered savings bank, having an address at 900 Chelmsford Street, Lowell, Massachusetts 01851 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord’s predecessor in interest and Tenant entered into a Lease dated as of February 24, 1995 (as amended hereby, the “Lease”), whereby Tenant is leasing from Landlord approximately 31,478 rentable square feet of space on the second floor of the building known as Tower 2 located at 900 Chelmsford Street, Lowell, Massachusetts (the “Building”);

WHEREAS Tenant desires to exercise Tenant’s First Extension Option, as provided in Section 28.A of the Lease, so as to extend the term of the Lease for an additional term of five years; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the Term of the Lease and make other modifications to the terms and provisions of the Lease.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1.             Capitalized and defined terms not otherwise expressly defined herein shall have the meanings ascribed thereto in the Lease,

2.             The text of Schedule Item 8 to the Lease is hereby deleted in its entirety and is replaced with the following: “Commencement Date: May 13, 1995”.

3.             The text of Schedule Item 9 to the Lease is hereby deleted in its entirety and is replaced with the following; “Expiration Date: May 12, 2005”.

4,             The text of Schedule Item 10 to the Lease is hereby deleted in its entirety and is replaced with the following:

“Annual Base Rent:	Commencement Date to May 12, 2000: $1 83,868.00
May 13, 2000 to May 12, 2001: $519,387.00 (Sl6.50sf/yr)
May 13, 2001 to May 12, 2002; $550,865.00 ($l7.50/sf/yr)
May 13, 2002 to May 12, 2003: $582,343.00 ($l8.50/sf/yr)
May 13, 2003 to May 12, 2004: $613,821.00 ($19.50/sf/yr)
May 13, 2004 to May 12, 2005: $645,299.00 ($20.50/sf/yr)”

5.             The text of Schedule Item 11 to the Lease is hereby deleted in its entirety and is replaced with the following:

“Monthly Base Rent:	Commencement Date to May 12, 2000: $15,738.75
May 13, 2000 to May 12, 2001; $43,282.25
May 13, 2001 to May 12, 2002: $45,905.42
May 13, 2002 to May 12, 2003; $48,528.58
May 13, 2003 to May 12, 2004: $51,151.75
May 13, 2004 to May 12, 2005: $53,774.92”

6.             Schedule Item 13 to the Lease is hereby deleted in its entirety and is replaced with the following; “Base Expense Year: For the period commencing on the Commencement Date and ending on May 12, 2000, the Base Expense Year shall be Calendar Year 1995 (i.e., January1, 1995 — December 31, 1995); for the period commencing May 13, 2000, the Base Expense Year shall be Calendar Year 2000 (i.e., January 1, 2000 — December 31, 2000)”.

7.             Schedule Item 14 to the Lease is hereby deleted in its entirety and is replaced with the following:  “Basis Tax Year: For the period commencing on the Commencement Date and ending on May 12, 2000, the Base Tax Year shall be Fiscal Year 1995 (i.e., July 1, 1994 — June 30, 1995); for the period commencing May 13, 2000, the Base Tax Year shall be Fiscal Year 2000 (i.e., July 1, 1999 — June 30, 2000), Landlord represents that it has not filed for an abatement of Taxes for fiscal year 2000.”

8.             The text of Section 2.C of the Lease which refers to “The First National Bank of Boston” is hereby amended to refer to “Fleet National Bank (or any successor thereto by acquisition, merger or otherwise)”.

9.             Section 28 of the Lease is hereby amended by inserting the following language at the end of Section 28.A:

“Landlord and Tenant acknowledge that the Tenant’s First Extension Option referenced hereinabove has been exercised by Tenant, as evidenced by the Amendment, As of the date of the Amendment, Tenant therefore has one remaining option to extend the Lease, as set forth in Tenant’s Second Extension Option (Section 28.B) below.”

10.           The text of Section 29 of the Lease (Right of First Offer) is hereby deleted in its entirety and of no further force and effect.

11.           The Lease is hereby amended by inserting the following language as a new Section 30 of the Lease:

“30. PATRIOT ROOM USE FEE WAIVER.     Landlord, during the Term of the Lease and subject to all other applicable terms of this Section 30 and the Lease, will waive the use fees otherwise applicable to Tenant’s use of the so-called “Patriot Room” located in the Cross Point Conference Center (the “Patriot Room”), for purposes of conducting special meetings and conferences of Tenant’s employees and invitees therein. Landlord agrees to waive such use fees for Tenant’s use of the Patriot Room on up to six occasions per lease year, and the

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availability of the Patriot Room and Tenant’s use thereof shall at all times be expressly subject to all other rules, regulations, policies and procedures established by Landlord from time to time in relation thereto. For purposes hereof, an “occasion” shall mean a calendar day or any portion thereof, and a “lease year” shall mean the consecutive twelve month period commencing with each anniversary of the Commencement Date occurring during the Term.

12.           The Lease is hereby amended by inserting the following language as a new Section 31:

“31.           LANDLORD’S CLEANING OBLIGATION. Notwithstanding anyprovision of this Lease to the contrary, on one occasion during each lease year (as defined in Section 30 above) of the First Additional Term, Landlord shall, within a reasonable period after receipt of written request therefor from Tenant and at Landlord’s sole cost and expense, cause a reputable cleaning company to spot clean portions of the carpeting in the Premises so as to attempt to remove any stains thereon and restore to a reasonably neat and clean appearance any significantly soiled areas of such carpeting. Landlord (and/or its agent) shall use reasonable efforts to clean such affected areas of carpeting, but in no event shall Landlord (and/or its agent) be obligated to clean the entirety of Tenant’s carpeting, nor replace any portions of Tenant’s carpeting.”

13.           Tenant represents to Landlord that Tenant has dealt with no broker or leasing representative in connection with this Amendment, and that no broker is entitled to any commission in connection herewith, except for Meredith & Grew (“M&G”) pursuant to a separate agreement between Tenant and M&G pursuant to which Tenant shall be solely obligated to pay M&G directly any commissions payable to M&G with respect to this Amendment.  Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any claims for a fee or commission made by any broker (including M&G) claiming to have acted by or on behalf of Tenant in connection with this Amendment. Landlord represents to Tenant that Landlord has dealt with no broker or leasing representative in connection with this Amendment other than M&G, and that no broker is entitled to any commission from Landlord in connection herewith. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims for a fee or commission made by any broker (other than M&G) claiming to have acted by or on behalf of Landlord in connection with this Amendment.

14.           It is mutually agreed that all covenants, conditions and agreements set forth in the Lease (as hereby amended) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

15.           Except as modified hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

16.           Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

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17.           This Amendment shall not be modified except in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first indicated above.

Landlord:	CROSS POINT LIMITED PARTNERSHIP
	By:	YBCP, L.L.C., its general partner
		By:	BRE Cross Point LLC, its managing member
			By:	/s/	Daniel J. Steinberg
					Name:	Daniel J. Steinberg
					Title:	Vice President

Tenanat:		FIRST ESSEX BANK, F.S.B.
	/s/ Kristine Anctil	By:	/s/ Wayne C. Golon
	Witness	Name: Wayne C. Golon
Title: Executive Vice President

	/s/ Francis J. Gosselin	By:	/s/ William F. Burke
	Witness:	Name: William F. Burke
Title: Treasurer

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